Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167798) and Form S-8 (Nos. 333-173815, 333-147101, 333-149124, 333-158497, 333-166429, 333-174621 and 333-182083) of Constant Contact, Inc. of our report dated August 23, 2012 relating to the financial statements of SinglePlatform Corp., which appears in this Amendment No. 1 to this Current Report on Form 8-K/A of Constant Contact, Inc. dated August 23, 2012.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 23, 2012